Exhibit 99.1

News Release

Ashland announces distribution ratio for final separation of Valvoline Inc.

COVINGTON, KY, May 8, 2017 – Ashland Global Holdings Inc. (“Ashland”) (NYSE: ASH) announced today that it has determined the final distribution ratio relating to its previously announced distribution of an aggregate of 170,000,000 shares of common stock of Valvoline Inc. (“Valvoline”) (NYSE: VVV) on May 12, 2017, the distribution date, as a pro rata dividend on shares of Ashland common stock outstanding at the close of business on the record date of May 5, 2017.

Based on the shares of Ashland common stock outstanding as of May 5, 2017, the record date for the distribution, each share of Ashland common stock will receive 2.745338 shares of Valvoline common stock in the distribution.

The distribution is subject to certain customary conditions, including receipt of a customary tax opinion and confirmation of sufficient capital adequacy and surplus to make the distribution.  Ashland expects all of these conditions to be satisfied on the distribution date.

Fractional shares of Valvoline common stock will not be distributed to Ashland stockholders. Instead, the fractional shares of Valvoline common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in the form of cash payments to Ashland stockholders who would otherwise receive Valvoline fractional shares. The distribution has been structured to qualify as a tax-free distribution to Ashland stockholders for U.S. federal income tax purposes. Cash received in lieu of fractional shares will, however, be taxable. Ashland stockholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the distribution.

The distribution of shares of Valvoline common stock will be made in book entry form, and no physical share certificates of Valvoline will be issued. An information statement describing the distribution will be mailed to Ashland stockholders. Ashland stockholders will not be required to pay cash or other consideration for the shares of Valvoline common stock to be distributed to them or to surrender or exchange their shares of Ashland common stock to receive the distribution.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. At Ashland, we are 6,000 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Ashland also maintains a controlling interest in Valvoline Inc. (NYSE: VVV), a premium consumer-branded lubricant supplier. Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements include statements relating to the expected completion of the final separation of Valvoline Inc. (“Valvoline”) through the distribution of Valvoline common stock.  In addition, Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the expected completion of the final separation, the strategic and competitive advantages of each company, and future opportunities for each company, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the possibility that the final separation will not be consummated within the anticipated time period or at all, including as the result of the failure of a condition to the distribution; the potential that Ashland does not realize all of the expected benefits of the separation; Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make, including the proposed acquisition of Pharmachem Laboratories, Inc. (“Pharmachem”) (including the possibility that Ashland may not complete the proposed acquisition of Pharmachem or that Ashland may not realize the anticipated benefits from such transactions); and severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov.  Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise. Information on Ashland’s website is not incorporated into or a part of this news release.

SM Service mark, Ashland or its subsidiaries, registered in various countries.
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FOR FURTHER INFORMATION:

Investor Relations:
Seth A. Mrozek
+1 (859) 815-3527
samrozek@ashland.com

Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com